UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

GREENESTONE HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5734 Yonge Street, Suite 300
North York, Ontario, Canada M2M 4E7

(Address of principal executive offices)

(416) 222-5501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Prepared By:

Sunny J. Barkats, Esq.

JSBarkats, PLLC

18 East 41st Street, 14th Floor

New York, NY 10017

P: (646) 502-7001

F: (646) 607-5544

www.JSBarkats.com

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of November 2, 2015, GreeneStone Healthcare Corporation (“GreeneStone” or the “Company”), a provider of healthcare services including addiction and mental health, has added two (2) new directors to its board. The new Directors are Mr. Gerald (Gerry) T. Miller and Mr. John O'Bireck.

John O'Bireck, 57 of Aurora, Ontario, Canada has been a Control Systems Engineer, since graduating in 1982, and has since been involved with building engineering teams to provide solutions for industrial and transportation industry. He was a co-founder of Hy-Drive Technologies Ltd. a publicly listed company where he held the positions of Director, Vice-President, Chief Technology Officer and Vice President of Advanced Product Development. Mr. O’Bireck was also the co-founder, Director and President of SuperNova Performance Technologies Ltd., a privately held company. In 2014 Mr. O’Bireck was elected as a Director to the Board of Sparta Capital Ltd (TSX.V:SAY.H).

Gerry Miller, 58 of Toronto, Ontario, Canada is the Managing Partner of the Law Firm Gardiner Miller Arnold LLP. Mr. Miller’s practice focuses on a comprehensive range of business, finance and real estate issues. In addition to managing the law firm. Mr. Miller’s runs the business law and real estate practice at Gardiner Miller Arnold LLP Law firm.  He advises small to medium sized companies in manufacturing, investing and service related industries.  Mr. Miller supervises all merger and acquisition transactions and institutional finance work.

Exhibit No.	Exhibit Description
99.1	Press Release, November 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENESTONE HEALTHCARE CORPORATION

Date: November 5, 2015	By:	/s/ Shawn E. Leon
Name: Shawn E. Leon
Title: Chief Executive Officer